LEGG MASON PARTNERS EQUITY TRUST
LEGG MASON PARTNERS CONVERTIBLE FUND

Sub-Item 77I

Registrant incorporates by reference Registrant's
Definitive materials dated February 29, 2008 filed on February 29, 2008.
(Accession No. 0001193125-08-043000)